Exhibit 15.2

[Letterhead of Fangda Partners]

April 30, 2012

ShangPharma Corporation

No. 5 Building, 998 Halei Road

Zhangjiang Hi-Tech Park, Pudong New Area

Shanghai, 201203

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Regulation” in ShangPharma Corporation’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2011.

Yours faithfully, /s/ Fangda Partners
Fangda Partners